UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2022

Verona Pharma plc

(Exact name of registrant as specified in its charter)

United Kingdom	001-38067	98-1489389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 More London Riverside

London SE1 2RE

United Kingdom

(Address of principal executive offices) (Zip Code)

+44 203 283 4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.05 per share*	VRNA	The Nasdaq Stock Market LLC (Nasdaq Global Market)

* The ordinary shares are represented by American Depositary Shares (each representing 8 ordinary shares), which are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2022 (the “Effective Date”), Verona Pharma plc (the “Company”) and Verona Pharma, Inc. ("Verona U.S." and together with the Company, the “Borrowers”) entered into a term loan facility of up to $150.0 million (the “Term Loan”), consisting of term loan advances in an aggregate amount of $10.0 million funded on the Effective Date (the “Term A Loan”), a term loan advance available subject to certain terms and conditions in an aggregate amount of $10.0 million (the “Term B Loan”), a term loan advance available subject to certain terms and conditions in an aggregate amount of $20.0 million (the “Term C Loan”), a term loan advance available subject to certain terms and conditions in an aggregate amount of $60.0 million (the “Term D Loan”) and a term loan advance available in the sole discretion of the lenders and subject to certain terms and conditions in an aggregate amount of $50.0 million (the “Term E Loan”), with Oxford Finance Luxembourg S.À R.L., a Luxembourg private limited liability company (société à responsabilité limitée), as collateral agent and as a lender (“Oxford”), and the lenders party thereto (the “Lenders”). The proceeds of the Term Loan will be used for general corporate and working capital purposes, and a portion of the proceeds of the Term A Loan was used by the Borrowers on the Effective Date to repay in full the existing outstanding indebtedness owed by the Borrowers to Silicon Valley Bank, a California corporation (“SVB”), under that certain Loan and Security Agreement, dated as of November 19, 2020, by and among SVB and the Borrowers (the “Prior Loan Agreement”).

The Term Loan is governed by a loan and security agreement, dated as of October 14, 2022, by and among the Borrowers, Oxford and the Lenders (the “Loan Agreement”). The Term B Loan is available as of the Effective Date through and including March 31, 2023, subject to customary terms and conditions. The Term C Loan will be available, subject to customary terms and conditions, during the period commencing on the later of January 1, 2024 and the date on which the Borrowers receive positive ENHANCE-1 data in the Phase 3 clinical trial for ensifentrine sufficient to support the submission of a New Drug Application (“NDA”) with the United States Food and Drug Administration (the “FDA”) for ensifentrine through and including March 29, 2024. The Term D Loan will be available, subject to customary terms and conditions, during the period commencing on the later of October 1, 2024 and the date on which the Borrowers receive final approval from the FDA for the Borrowers' NDA for ensifentrine through and including December 31, 2024.

The Term Loan will mature on October 1, 2027. Each advance under the Loan Agreement accrues interest at a floating per annum rate (the “Basic Rate”) equal to (a) the greater of (i) the 1-Month CME Term SOFR (as defined in the Loan Agreement) reference rate on the last business day of the month that immediately precedes the month in which the interest will accrue and (ii) two and thirty-eight hundredths percent (2.38%), plus (b) five and fifty hundredths percent (5.50%). Notwithstanding the foregoing, (i) in no event shall the Basic Rate (x) for the Term A Loan be less than seven and eighty-eight hundredths percent (7.88%) and (y) for each other Term Loan be less than the Basic Rate on the business day immediately prior to the funding date of such Term Loan, (ii) the Basic Rate for the Term A Loan for the period from the Effective Date through and including October 31, 2022 shall be 8.54205% and (iii) the Basic Rate for each Term Loan shall not increase by more than two hundred basis points (2.00%) above the applicable Basic Rate as of the funding date of each such Term Loan. The Term Loan provides for interest-only payments on a monthly basis until the payment date immediately preceding December 1, 2025, if the Term D Loan is not made, and December 1, 2026, if the Term D Loan is made. Thereafter, amortization payments will be payable monthly in equal installments of principal plus monthly payments of accrued interest. Upon repayment (whether at maturity, upon acceleration or by prepayment or otherwise), the Borrowers shall make a final payment to the Lenders in the amount of 1.30% to 3.00% of the aggregate Term Loans advanced, depending on the tranche of Term Loan (the “Final Payment”). The Borrowers may prepay the Term Loan in full or in part provided that the Borrowers (i) provide ten (10) days’ prior written notice to Oxford, (ii) pays on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, (B) a prepayment fee of 2.00% of the Term Loans advanced if paid on or before the first anniversary of the funding date of such Term Loans; 1.50% of the Term Loans advanced if paid after the first anniversary of the funding date of such Term Loans and on or before the second anniversary of such funding date; 1.00% of the Term Loans advanced if paid after the second anniversary of the funding date of such Term Loans and on or before the third anniversary of such funding date; and no prepayment fee if paid thereafter and prior to maturity, (C) the Final Payment and (D) all other sums, if any, that shall become due and payable under the Loan Agreement, including interest at the default rate with respect to any past due amounts. Amounts outstanding during an event of default are payable upon the Required Lenders’ (as defined in the Loan Agreement) demand and shall accrue interest at an additional rate of 5.00% per annum and (iii) any partial prepayment of the Term Loans shall be in a denomination that is a whole number multiple of Five Million Dollars ($5,000,000.00).

The Term Loan is secured by a lien on substantially all of the assets of the Borrowers, other than intellectual property, provided that such lien on substantially all assets includes any rights to payments and proceeds from the sale, licensing or disposition of intellectual property. The Borrowers have also granted Oxford and the Lenders a negative pledge with respect to their intellectual property.

The Loan Agreement contains customary covenants and representations, including but not limited to financial reporting obligations and limitations on dividends, dispositions, indebtedness, collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, deposit accounts, transactions with affiliates and subsidiaries. The Loan Agreement also contains other customary provisions, such as expense reimbursement, non-disclosure obligations as well as indemnification rights for the benefit of Oxford and the Lenders.

The events of default under the Loan Agreement include, but are not limited to, the Borrowers’ failure to make any payments of principal or interest under the Loan Agreement or other transaction documents, the Borrowers’ breach or default in the performance of any covenant under the Loan Agreement or other transaction documents, the occurrence of a material adverse change, any Borrower making a false or misleading representation or warranty in any material respect under the Loan Agreement, any Borrower’s insolvency or bankruptcy, any attachment or judgment on any Borrower’s assets of at least $500,000, the occurrence of any default under any agreement or obligation of any Borrower involving indebtedness in excess of $500,000, or delisting of the Company’s American Depositary Shares from the Nasdaq Capital Market. If an event of default occurs, Oxford is entitled to take enforcement action, including acceleration of amounts due under the Loan Agreement.

The foregoing description of the Loan Agreement is a summary, and is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

In connection with the entry into the Loan Agreement, on the Effective Date, the Borrowers repaid in full all outstanding indebtedness and terminated all commitments under the Prior Loan Agreement, the material terms of which have been disclosed previously. The aggregate principal amount of the loan outstanding under the Prior Loan Agreement was $5.0 million at the time of repayment. SVB’s security interest in the Borrowers’ assets under the Prior Loan Agreement were terminated in connection with the Borrowers’ discharge of their indebtedness thereunder. The Borrowers did not incur any penalties, but did incur a prepayment fee and a termination fee, as a result of the foregoing.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the repayment and termination of the Prior Loan Agreement is incorporated into this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Borrowers’ direct financial obligation under the Loan Agreement is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Loan and Security Agreement, dated as of October 14, 2022, by and among Verona Pharma plc, Verona Pharma, Inc., Oxford Finance Luxembourg S.À R.L., as collateral agent and as a lender, and the other lenders party thereto
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERONA PHARMA PLC

Date: October 17, 2022	By:	/s/ David Zaccardelli, Pharm.D.
	Name:	David Zaccardelli, Pharm.D.
	Title:	President and Chief Executive Officer